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                                                                    EXHIBIT 10.3

                               SECOND AMENDMENT OF
                         STOCK PURCHASE, REORGANIZATION
                           AND JOINT VENTURE AGREEMENT

         This SECOND AMENDMENT OF STOCK PURCHASE, REORGANIZATION AND JOINT VENTURE AGREEMENT is made and entered into as of the 30th day of June, 1997, by and among CTI, INC., a Tennessee corporation (hereinafter "CTI"); SIEMENS MEDICAL SYSTEMS, INC., a Delaware corporation (hereinafter "Siemens"; successor in interest to Siemens Gammasonics, Inc.); CTI PET SYSTEMS, INC., a Tennessee corporation ("CTI"); and DR. TERRY D. DOUGLASS, DR. RONALD NUTT, MICHAEL C. CRABTREE, and J. KELLY MILAM (hereinafter "Management").

         WHEREAS, CTI, Siemens, CPS and Management heretofore made and entered into a Stock Purchase, Reorganization and Joint Venture Agreement dated as of December 10, 1987, as amended by Amendment of Stock Purchase, Reorganization and Joint Venture Agreement dated as of March 31, 1995 (hereinafter, the "Joint Venture Agreement"), pursuant to which Siemens purchased and holds a 49.9% interest in CPS, and pursuant to which Siemens and CTI holds the remaining 50.1% interest in CPS, operate CPS as a joint venture company; and

         WHEREAS, the parties wish to amend the Joint Venture Agreement in certain respects, as set forth below.

         NOW, THEREFORE, in consideration of the terms and conditions contained herein, the parties hereto mutually agree as follows:

         1. Agreement. The Joint Venture Agreement is incorporated herein by reference. Capitalized terms not defined herein shall have the meanings given them in the Joint Venture Agreement. As amended hereby, the Joint Venture Agreement shall remain in full force and effect.

         2. Directors of CPS. Section 13.1 of the Joint Venture Agreement is amended by deleting the original language in its entirety and substituting in its place the following:

                           Election of Directors. Siemens and CTI shall have
                  equal representation on the Board of Directors of CPS (formerly Group). The Board of Directors of CPS shall be comprised of five (5) directors, two (2) designated by Siemens and two (2) designated by CTI. Upon any change in the ownership of CPS Common Stock (formerly Group Common Stock), representation on the Board of Directors of CPS, as between Siemens and CTI, shall be proportional to each stockholder's stock ownership, rounded to the nearest whole number. The fifth director shall be affiliated in some manner with a customer of Siemens and CPS, and shall be familiar with Siemens' nuclear medicine products and CPS' PET products. The fifth director shall be selected in the following manner, or in such other manner as may be agreed upon by Siemens and CTI. CTI shall provide to Siemens within two weeks after the execution of this


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                  Second Amendment, a list of ten (10) candidates for the
                  position, with a statement of the qualifications of each. Siemens shall, within three (3) weeks after receiving the list of candidates, select the fifth director from the list submitted by CTI. In subsequent years, CTI shall submit the list of ten (10) candidates for the position to Siemens at least one month prior to the CPS annual meeting, and Siemens shall select the fifth director from the list no later than the date of the annual meeting. The fifth director shall serve for a term of three (3) years, and shall be eligible to serve a maximum of two (2) consecutive three (3) years terms, for a maximum total of six (6) years.

         3. Dispute Resolution. Section 18 of the Joint Venture Agreement is amended by deleting the original language in its entirety and substituting in its place the following:

                  18.      Dispute Resolution.

                           18.1 Negotiation by Executives. Except with respect to events of impasse, for which a separate procedure is set forth at Section 13.7 above, the parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by executives who have authority to settle the controversy. All reasonable requests for information made by one party to the other shall be honored in a timely fashion. If the matter in dispute has not been resolved within ninety (90) days after any party provides notice that it is invoking this Section 18, either party may initiate subsequent proceedings as contemplated herein.

                           18.2 Confidentiality. All negotiations and any mediation or arbitration proceeding conducted pursuant to this
                  Section 18 (and any of the parties' submissions in contemplation hereof) shall be kept confidential by the parties and shall be treated by the parties and their respective representatives as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and any similar state rules.

                           18.3 Mediation and Arbitration. In the event the parties are unable to resolve any dispute arising hereunder by negotiation by executives, the parties agree first to try in good faith to settle the dispute by mediation administered by the American Arbitration Association (the "AAA") under its Commercial Mediation Rules. In the event the parties are unable to resolve any dispute arising hereunder by mediation, either party (the "claimant") may give written notice to the other (hereinafter "respondent") of its intention to arbitrate, which notice shall contain a statement setting forth the nature


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                  of the dispute, the amount involved, if any, and the remedy sought, and file with the Atlanta office of the AAA three copies of the notice and three copies of the arbitration provisions of this Agreement, together with the appropriate filing fee as provided in the AAA Commercial Rules. The AAA shall give notice of such filing to the respondent which may file an answering statement in duplicate with the AAA within ten days after notice from the AAA, in which event the respondent shall at the same time send a copy of the answering statement to the claimant. If a counterclaim is asserted, it shall contain a statement setting forth the nature of the counterclaim, the amount involved, if any, and the remedy sought. If a counterclaim is made, the appropriate fee shall be forwarded to the AAA with the answering statement. If no answering statement is filed within the stated time, it will be treated as a denial of the claim. Failure to file an answering statement shall not operate to delay the arbitration. The AAA Commercial Arbitration Rules, as modified or revised by the provisions herein, shall govern these proceedings. The arbitration shall be conducted by a single arbitrator selected pursuant to Rule 13 thereof. The arbitration conducted by the AAA pursuant to this Agreement shall be binding on the parties. Any award rendered by the arbitrators pursuant to the procedure provided above shall be final and binding on the parties. Such award shall be enforceable under the Federal Arbitration Act and applicable state law. Judgment on such award may be entered by either party in any court having jurisdiction. The provisions hereof shall be a complete bar and defense to any suit, action or proceeding instituted in any court or before any administrative tribunal with respect to any dispute or controversy arising out of or in connection with this Agreement. The arbitration provisions hereof shall, such dispute or controversy, survive the termination or expiration hereof. The parties shall each bear all of their respective arbitration costs and expenses; provided, however, that the disputing parties shall share the costs and expenses of the arbitrator.

         4. Siemens Coincidence Option. The parties agree that, notwithstanding any provision of the Joint Venture Agreement, Siemens shall have the right to pursue a sodium iodide coincidence option on its dual-headed SPECT (single photon emission computerized tomography) cameras without paying any royalty or other consideration to CTI, and that such activities of Siemens shall not be deemed to be in violation of the non-competition provisions of the Joint Venture Agreement. Siemens will use, as needed, experience, coincidence-related intellectual property, services and other material or resources of CPS at commercially,


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reasonable rates, as provided in the Agreement on CPS Input for Siemens
Coincidence Option attached hereto as Exhibit B.

         5. LSO and YSO Crystal Production. The parties agree that, notwithstanding any provision of the Joint Venture Agreement, CTI shall have the right to pursue LSO and YSO crystal material production for all applications, to sell LSO and YSO crystal material for applications other than PET, and to sell LSO and YSO crystal material for PET applications to CPS and others, and that such activities of CTI shall not be deemed to be in violation f the non-competition provisions of the Joint Venture Agreement. CTI will provide LSO material to CPS on a most favored customer basis at a price that will provide to CTI a commercially reasonable rate of return on its investment in LSO technology. CPS shall have the exclusive right to use such material for detectors for PET, SPECT and combination PET/SPECT cameras and other medical imaging technologies for two years from the date of the shipment of the first commercial sale of a combination PET/SPECT camera using the LSO technology. After such two years, CTI shall be free to sell LSO material to others for use in PET and PET/SPECT cameras, but will sell such material to CPS on terms more favorable than those offered to any other customer in the world.

         6.       LSO/YSO Hybrid Camera.

                  (a) CPS is developing an LSO/YSO hybrid camera capable of performing both PET and SPECT functions. The LSO/YSO hybrid camera shall be deemed a cooperative product development of CPS and Siemens, because it requires experience, knowledge and intellectual property of both CPS and Siemens. CPS will manage the development of the camera and will utilize experience in SPECT from Siemens as needed, and will pay for development efforts on the camera by Siemens at cost. The division of individual component responsibilities will be determined on the basis of core competencies, and to maximize profitability of the product, under the management and overall leadership of the Board of Directors of CPS.

                  (b) Technical contributions by CPS will include LSO/YSO detector assemblies; detector and acquisition electronics, including pre-processing corrections and PET post-processing; acquisition and processing software; general system architecture; and any other technologies necessary to the successful development of the camera.

                  (c) Contributions by Siemens will include gantry mechanics; motion control software; collimators; and future contributions in SPECT acquisition and process software and general system architecture, including common software architecture (CSA); user interface, remote serviceability and connectivity; and any other technologies necessary to the successful development of the camera.

                  (d) Profits from the cooperative product development of the LSO/YSO camera will be shared by CPS and Siemens in proportion to the respective contributions from each party. Any components that are pre-developed and non-specific to the LSO/YSO hybrid camera (for example, E.CAM basic gantry and collimators) used initially by CPS in the LSO/YSO hybrid camera will be priced at cost plus a markup not greater than 20% of cost, which price shall be determined prior to incorporation of the components into the camera.


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                  (e)      The Board of Directors of CPS will determine how and
where to manufacture the LSO/YSO hybrid camera.

                  (f) Siemens will have exclusive distribution rights for the LSO/YSO hybrid camera. CPS and Siemens will enter into a distribution agreement for the LSO/YSO hybrid camera and similar hybrid products which will include profit-sharing on the sales and services functions based on their relative contributions to the design manufacturing, sales and service of the products, and will include sales and market performance criteria and pricing, transfer pricing and cost criteria for the products.

                  (g) The Parties intend that CPS and Siemens complete and execute a distribution agreement for the LSO/YSO hybrid camera consistent with this Section 6 by December 31, 1997. If CPS and Siemens are unable to agree upon the terms of such distribution agreement and execute it by that date, either CPS or Siemens shall have the right to submit any unresolved issues involving the LSO/YSO hybrid camera distribution agreement to resolution under the Dispute Resolution provisions of the Joint Venture Agreement (Section 18 thereof), as revised by this Second Amendment.

         7. PET OEM Agreement. Simultaneous with the execution and delivery of this Second Amendment, CPS and Siemens will enter into a new OEM Exclusive Distribution Rights Agreement for sales and service of current and future CPS dedicated PET products in the form of Exhibit A attached hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment on the day and yea first above written.

CTI, INC.                                       MANAGEMENT:



By:     /s/ Terry D. Douglass                        /s/ Terry D. Douglass
   --------------------------------             ------------------------------
   Terry D. Douglass                            Dr. Terry D. Douglass
   President



                                                         /s/ Ronald Nutt
                                                -------------------------------
                                                Dr. Ronald Nutt



By:      /s/ Ronald Nutt
   --------------------------------
   Ronald Nutt                                     /s/ Michael C. Crabtree
   Senior Vice President                       --------------------------------
                                               Michael C. Crabtree



                                                      /s/ J. Kelly Milam
                                               --------------------------------
                                               J. Kelly Milam


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SIEMENS MEDICAL SYSTEMS, INC.



By:      /s/ Thomas McCausland
   --------------------------------------
   Thomas McCausland
   President and Chief Executive Officer



By:      /s/ Wolfgang Kroll
   --------------------------------------
   Wolfgang Kroll
   Executive Vice President
   and Chief Financial Officer

CTI PET SYSTEMS, INC.



By:      /s/ Terry D. Douglass
   --------------------------------------
   Terry D. Douglass
   President



By:      /s/ Ronald Nutt
   --------------------------------------
   Ronald Nutt
   Senior Vice President


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